Exhibit 32.1
Certification of Chief Executive Officer
I, Brent M. Giles, Chief Executive Officer of Hawthorn Bancshares, Inc. (the “Company”), hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
(a)          The Annual Report on Form 10-K for the year ended December 31, 2025 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(b)          The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: March 5, 2026
/s/ Brent M. Giles
Brent M. Giles
Chief Executive Officer (Principal Executive Officer)